UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2008

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Compensatory Arrangement.

On November 19, 2008, the Board of Directors of First United Corporation (the “Corporation”) adopted certain amendments to the First United Corporation Executive and Director Deferred Compensation Plan (the “Plan”) that were required to ensure that the Plan complies with Section 409A of the Internal Revenue Code and the final Treasury Department rules promulgated thereunder (“Section 409A”). Certain amendments were also made to streamline the Plan’s administration. The material amendments are discussed below, which discussion is qualified in its entirety by the terms of the Amended and Restated First United Corporation Executive and Director Deferred Compensation Plan that is attached to this report as Exhibit 10.1.

•
The definition of “Change of Control” was amended so that it contemplates a change in the ownership of the Corporation, a change in effective control of the Corporation, or a change in the ownership of a substantial portion of the Corporation’s assets, as such transactions are defined in Treasury Reg. § 1.409A-3(i)(5).

•	The definition of “Disability” was amended so that it means that a participant has been determined to be totally disabled by the Social Security Administration.
•
The Plan was amended to clarify that any election to defer a bonus to be earned in a Plan Year (as defined in the Plan) applies only to that portion of the bonus attributable to the period after the deferral election.

•
The Plan was amended to provide that (i) a compensation deferral will terminate if a participant receives an unforeseeable emergency distribution under the Plan or if a termination is required so that the Participant may receive a hardship distribution, (ii) any payment upon an unforeseeable emergency will be made in a lump sum within 30 days of the date of the emergency, and (iii) any such distributions will reduce future benefit payments.

•	The Plan was amended to provide that contributions made by the Corporation will be 100% vested at all times unless and until changed in writing by the Corporation.
•
A new section was added to the Plan to provide that, if it is determined that any deferred compensation becomes taxable prior to the time it would otherwise be taxable because the Plan fails to satisfy Section 409A, the Corporation may distribute the amount that has become taxable in a lump sum within 90 days of the determination.

•
A new section was added to (i) clarify that compensation deferrals and contributions by the Corporation that are vested will be treated as wages for purposes of FICA, (ii) provide that the Corporation may pay or withhold from deferrals the amounts necessary to satisfy FICA tax requirements, (iii) provide that the Corporation may reduce a participant’s deferrals to satisfy FICA and income tax withholding requirements, (iv) provide that, if any deferred amounts become subject to FICA tax prior to the time they are paid to a participant, the Corporation may direct that benefit payments be accelerated so as to pay FICA tax and any income tax related thereto, and (v) provide that any such distributions will reduce future benefit payments.

•
The Plan was amended to provide that (i) generally, payments due upon a Separation from Service (as defined in the Plan) or because of death or Disability will be paid no later than 90 days following the Separation from Service, death or Disability and (ii) any payments that are required by Section 409A to be deferred for six months following a Separation from Service because the participant is a Specified Employee (as defined in the Plan) will accrue interest during such six-month period.

•	The Plan was amended to provide that the payment of benefits may be accelerated if the Plan is terminated and liquidated in accordance with Section 409A.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed with this report are listed on the Exhibit List that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: November 21, 2008	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, Executive
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated First United Corporation Executive and Director Deferred Compensation Plan (filed herewith)